EXHIBIT 23 (b) 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Central Power and Light Company:

      As independent public accountants, we hereby consent to the incorporation of our reports dated February 13, 1995, included in, and incorporated by reference in this Form 10-K, into Central Power and Light Company's previously filed registration statement on Form S-3 (File Nos. 33-49577 and 33-52759).



Arthur Andersen LLP



Dallas, Texas
March 20, 1995